                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 33-98440, 33-98444, 38-98442, 33-98446, 333-21799, 333-21795, 333-70599,
333-35812, 333-35814, 333-50322, 333-91490, 333-101280, 333-101284, and
333-101881) on Form S-8 and the registration statements (Nos. 333-94757 and 333-50494) on Form S-3 of CheckFree Corporation of our report dated August 5, 2003, appearing in the Annual Report on Form 10-K of CheckFree Corporation for the year ended June 30, 2003.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
September 12, 2003